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                                        COMPLETE BUSINESS SOLUTIONS, INC.
                                        32605 W. TWELVE MILE RD.
                                        SUITE 250
                                        FARMINGTON HILLS, MI  48334

                                        NASDAQ: CBSI



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
AT THE COMPANY:                                             AT FRB CHICAGO:                       EMAIL ADDRESS:
Tim Manney                 Gail Lutey                       George Zagoudis -- General Info     grz@chi.frbd.com
EVP Finance and            Investor/Public Relations        Margaret Huebner -- Analysts        mmh@chi.frbd.com
Administration             (248) 848-2217                   Darcy Bretz -- Media Contact        dfb@chi.frbd.com
(248) 488-2088             email: glutey@cbsinc.com         (312) 266-7800
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FOR IMMEDIATE RELEASE
FRIDAY, JANUARY 15, 1999

      COMPLETE BUSINESS SOLUTIONS, INC. EXPECTS TO MEET OR EXCEED ESTIMATES

FARMINGTON HILLS, MI., JANUARY 15, 1999 -- Complete Business Solutions, Inc. (Nasdaq: CBSI), a worldwide information technology (IT) consultant and service provider, offering clients flexible global delivery capabilities, announced that it plans to release earnings on February 2, 1999 for the year ended December 31, 1998. Management today stated that the Company is expected to meet or exceed analysts' estimates of earnings per share. "All is on-track with our expectations," said Raj Vattikuti, President and Chief Executive Officer.

Founded in 1985, CBSI is a worldwide provider of information technology ("IT") services offering clients flexible global delivery capabilities. The Company offers its clients a broad range of IT services, from advising clients on strategic technology plans to developing and implementing appropriate IT applications solutions. CBSI offers custom-tailored solutions based on an assessment of each client's needs. The Company's services include: IT consulting services; large systems applications development and maintenance; reengineering legacy applications to client/server technology; client/server applications development; packaged software implementation; Year 2000 conversion and testing services; and contract programming services.

With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the use of the words "anticipate", "believe", "estimate", "expect", "intend" and similar expressions. Actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include the failure to recruit, train and retain skilled IT professionals, failure to properly manage acquisitions, variability of quarterly operating results, government regulation of immigration, potential cost overruns on fixed-price projects, increasing significance and risks of non-U.S. operations, decreasing demand for Year 2000 services, exposure to regulatory, political and general economic conditions in India, competition in the IT services industry, or other factors as described in the Company's filings with the US Securities and Exchange Commission (SEC).